Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our  reports dated February 22, 2012, relating to the consolidated financial statements of Genco Shipping & Trading Limited, and the effectiveness of Genco Shipping & Trading Limited’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Genco Shipping & Trading Limited for the year ended December 31, 2011.

Deloitte & Touche LLP /s/ Deloitte & Touche LLP

New York, New York
August 16, 2012